                                                                    Exhibit 10.6


(Multicurrency--Cross Border)

                               ISDA(Registered)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                            dated as of September 1999


       St. George Bank Limited
      (ACN 055 513 070) ("Party A")               Crusade Management Limited
and AXA Trustees Limited (ACN 004 387 133)       (ACN 072 715 916) ("Manager")
  as trustee of Crusade Global Trust             and Deutsche Bank AG, Sydney
       No. 1 OJ 1999 ("Party B")                  (ARBN 064 165 162) ("DBAG")
----------------------------------------- and ----------------------------------

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1.    Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable: --

      (i) in the same currency; and

      (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

      (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will: --

            (1) promptly notify the other party ("Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: --

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                  (B) the failure of a representation made by Y pursuant to
                  Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

      (ii) Liability. If: --

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

            (2) X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

      then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgement) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: --

(a) Basic Representations.

      (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

      (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

      (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgement of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

      (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

      (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: --

      (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

      (ii) any other documents specified in the Schedule or any Confirmation;
      and

      (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party: --

      (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

      (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii) Credit Support Default.

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

      (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
      (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgement of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below: --

      (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

      (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

      (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

      (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii) Transfer to Avoid Termination Event. If either an Illegality under
      Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

      If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

      Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

      (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iv) Right to Terminate. If: --

            (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

      (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

      (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) Events of Default. If the Early Termination Date results from an Event of Default: --

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

            Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            Termination Events. If the Early Termination Date results from a Termination Event: --

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2) Two Affected Parties. If there are two Affected Parties: --

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of Transaction without prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated: --

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably: --

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement: --

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means: --

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group or Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.



   St. George Bank Limited                        AXA Trustees Limited
------------------------------          ----------------------------------------
      (Name of Party)                                (Name of Party)


By:                                    By:
    --------------------------             -------------------------
    Name:                                  Name:
    Title:                                 Title:
    Date:                                  Date:




  Crusade Management Limited                    Deutsche Bank AG, Sydney
------------------------------          ----------------------------------------
      (Name of Party)                                (Name of Party)


By:                                    By:
    --------------------------             -------------------------
    Name:                                  Name:
    Title:                                 Title:
    Date:                                  Date:

ISDA SCHEDULE TO THE MASTER
AGREEMENT FOR BASIS SWAP
----------------------------


ST.GEORGE BANK LIMITED

AXA TRUSTEES LIMITED AS TRUSTEE OF                ALLEN ALLEN & HEMSLEY
THE CRUSADE GLOBAL TRUST NO. 1 OF 1999            ALLENS
                                                  ARTHUR ROBINSON
CRUSADE MANAGEMENT LIMITED                        GROUPS

DEUTSCHE BANK AG, SYDNEY




ALLEN ALLEN & HEMSLEY
The Chifley Tower
2 Chifley Square
Sydney  NSW  2000
Australia
Tel  61  2 9230 4000
Fax  61  2 9230 5333


(C) Copyright Allen Allen & Hemsley 1999

                                                                    Exhibit 10.6


[LOGO]


ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
BASIS SWAP                                                 ALLEN ALLEN & HEMSLEY
--------------------------------------------------------------------------------


DATE
--------
PARTIES
--------
1.
        ST.GEORGE BANK LIMITED (ACN 055 513 070) (PARTY A)
2.
        AXA TRUSTEES LIMITED (ACN 004 387 133) as trustee of THE CRUSADE GLOBAL TRUST NO. 1 OF 1999 (PARTY B)
3.
        CRUSADE MANAGEMENT LIMITED (ACN 072 715 916) (MANAGER)
4.
        DEUTSCHE BANK AG, SYDNEY  (ARBN 064 165 162) (DBAG)

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PART 1.  TERMINATION PROVISIONS


(h)  SPECIFIED ENTITY is not applicable in relation to Party A or Party B:

(i) Sections 5(a)(ii), (iii), (iv), (v), (vi), (viii), 5(b)(ii), (iii) and (iv) will not apply to Party A and Party B.

(j) The BANKRUPTCY provisions of Section 5(a)(vii) are replaced by "An Insolvency Event has occurred in respect of the Party A, Party B or DBAG". The occurrence of an Insolvency Event in respect of Party B in its personal capacity will not constitute an Event of Default provided that within thirty Business Days of that occurrence, Party A, Party B, the Manager and DBAG are able to procure the novation of this Agreement and all Transactions to a third party in respect of which the Designated Rating Agencies confirm that the novation will not cause a reduction or withdrawal of the rating of the Notes.

(k) Section 5(a)(i) is amended to replace "third" with "tenth" and the following sentence is added:

          Even if DBAG makes a payment under this Agreement, a failure by Party A to remedy, within the period stipulated in this subclause 5(a)(i), its failure to make that payment or delivery by the due date shall still constitute an Event of Default.

     For the avoidance of doubt Party B is not obliged to pay any amount attributable to any Break Payment which is due by, but not received from, an Obligor or any Loan Offset Interest Amount which is due by, but not received from, the Approved Seller, and the failure by Party B to pay that amount shall not be an Event of Default.

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
BASIS SWAP                                                 ALLEN ALLEN & HEMSLEY
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(l)  The AUTOMATIC EARLY TERMINATION provision of Section 6(a):

     will not apply to Party A
     will not apply to Party B

     Any event which, upon its occurrence, constitutes an Event of Default, is deemed not to be an essential term of the Transaction so that the occurrence of any Event of Default shall not be implied to constitute a repudiation of this Agreement. This does not in any way restrict or limit the right of a Non-Defaulting Party under section 6(a) to terminate following an Event of Default.

(m) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this Agreement, neither Party A nor Party B is required to make any payment if this Agreement is terminated and section 6(e) shall not apply.

(n)  There is no TERMINATION CURRENCY.

(o) An ADDITIONAL TERMINATION EVENT set out in Part 5(q) of this Schedule, will apply.

In the TRANSFER provision of Section 7, add a new paragraph (c):

     (c) Party B may transfer to a Successor Trustee (as defined below) or to avoid an illegality as specified in Section 5(b)(i).

 Add a new paragraph to Section 7 immediately below paragraph (c):

     In the event that a Trustee is appointed as a successor to Party B under the Trust Deed ("Successor Trustee"), Party A undertakes that it shall (unless, at the time the Successor Trustee is so appointed, Party A is entitled to terminate the Transaction under Section 6, in which case it may) novate to the Successor Trustee the Transaction on the same terms or on other terms to be agreed between Party A, Party B and the Successor Trustee, and give written notice to the Designated Rating Agencies of such novation.

PART 2.  TAX REPRESENTATIONS

(a)  PAYER TAX REPRESENTATIONS.

     For the purpose of Section 3(e) of this Agreement each of Party A, Party B and DBAG will make the following representation.

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e) or 6(d)(ii) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

     (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

     (ii)  the satisfaction of the agreement of the other party contained in
           Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
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           any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

     (iii) the satisfaction of the agreement of the other party contained in
           Section 4(d) of this Agreement,

     provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)  PAYEE TAX REPRESENTATIONS.

     For the purpose of Section 3(f) of this Agreement, each of Party A and Party B represents that it is an Australian resident and does not derive the payments under this Agreement in whole or in part in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country.

(c) DEDUCTION OR WITHHOLDING FOR TAX. Section 2(d) is replaced with the following section:

          All payments under this Agreement will be made subject to deduction or withholding for or on account of any Tax. If a party (including DBAG) is so required to deduct or withhold, then that party ("X") will:

          (i)   promptly notify the other party ("Y") of such requirement;

          (ii) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (iii) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities;

          (iv) pay to Y the amount Y would have received had no deduction or withholding been required.

          Paragraph (iv) shall not apply to payments to be made by Party B.

PART 3.  AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver to the other as soon as reasonably practicable following a request by the other party, any document or certificate reasonably required by a party in connection with its obligations to make a payment under this Agreement which would enable that party to make the payment free from any deduction or withholding for or on account of Tax or as would reduce the rate at which the deduction or withholding for or on account of Tax is applied to that payment.

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
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PART 4.  MISCELLANEOUS

(a)  ADDRESSES FOR NOTICES. For the purpose of Section 12(a) of this Agreement:

     Address for notices or communications to Party A:

     Address:        Level 12, 55 Market Street, Sydney NSW 200
     Attention:      Middle Office Compliance Manager
     Facsimile No:   (02) 9320 5589   Telephone No: (02) 9320 5526

     Address for notices or communications to Party B:

     Address:        Level 2, 65 Southbank Boulevard, South Melbourne, Victoria
                     3205

     Attention:      Philip Maddox
                     Facsimile No:    (03) 9694 6462
                     Telephone No:    (03) 9694 6509

     Address for notices or communications to the Manager:

     Address:        Level 12, 55 Market Street, Sydney NSW 2000
     Attention:      Middle Office Compliance Manager
     Facsimile No:   (02) 9320 5589   Telephone No: (02) 9320 5526

     Address for notices or communications to DBAG:

     Address:        Level 18, 225 George Street, Sydney  NSW  2000
     Attention:      Glenn McDowell
     Facsimile No:   (02) 9258 3632

(b)  PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:

     Party A appoints as its Process Agent: None.
     Party B appoints as its Process Agent: None.
     DBAG appoints as its Process Agent: None

(c)  OFFICES. The provisions of Section 10(a) will not apply to this Agreement.

(d)  MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:

     Party A is not a Multibranch Party.
     Party B is not a Multibranch Party.
     DBAG is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is the Manager unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(f)  CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:

     In relation to Party A:    Nil.
     In relation to Party B:    Security Trust Deed

(g)  CREDIT SUPPORT PROVIDER. Credit Support Provider means:

     In relation to Party A: DBAG
     In relation to Party B:  Nil.

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
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(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws in force in New South Wales and section 13(b)(i) is deleted and replaced with the following:

     each party submits to the non-exclusive jurisdiction of the courts of New South Wales and Court of Appeal from them.

(i) NETTING OF PAYMENTS. Sub-paragraph (ii) of Section 2(c) of this Agreement will apply to net Transactions in the same Confirmation and will not apply to net Transactions specified in different Confirmations.

(j) AFFILIATE will have the meaning specified in Section 14 of this Agreement. For the purpose of Section 3(c), each of Party A and Party B are deemed not to have any Affiliates.

PART 5.  OTHER PROVISIONS


(a) ISDA DEFINITIONS: This Agreement, each Confirmation and each Transaction are subject to the 1991 ISDA Definitions (as supplemented by the 1998 Supplement to the 1991 ISDA Definitions (each Published by the International Swaps and Derivatives Association, Inc.) (the "ISDA DEFINITIONS"), and will be governed in all respects by and provisions set forth in the ISDA Definitions, without regard to any amendments to the ISDA Definitions made after the date of this Agreement. The ISDA Definitions are incorporation by reference in, and shall be deemed to be part of this Agreement and each Confirmation.

(b)  In Section 2(a)(i) add the following sentence:


     Each payment will be by way of exchange for the corresponding payment or payments payable by the other party.


(c) In section 2(a)(ii), after freely transferable funds add free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement).

(d)  A new Section 2(a)(iv) is inserted as follows:

     (iv) The condition precedent in Section 2(a)(iii)(1) does not apply to a payment due to be made to a party if it has satisfied all its payment obligations under Section 2(a)(i) of this Agreement and has no future payment obligations, whether absolute or contingent under Section 2(a)(i).


(e) For the purpose of Section 2(b) of this Agreement, CHANGE OF ACCOUNT, any new account so designated shall be in the same tax jurisdiction as the original account.

(f) ADDITIONAL REPRESENTATIONS: In Section 3 add the following immediately after paragraph (f):

          (g) Non Assignment. It has not assigned (whether absolutely, in equity or otherwise) or declared any trust over any of its rights under any Transaction (other than, in respect of Party B, the trusts created pursuant to the Trust Deed) and has not given any charge over its assets, in the case of Party A, or

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
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               the assets of the Trust (other than as provided in the Security Trust Deed), in the case of Party B.

(g) Party B also represents to Party A (which representations will be deemed to be repeated by Party B on each date on which a Transaction is entered into) that:

     (i) TRUST VALIDLY CREATED. The Trust has been validly created and is in existence at the date of this Agreement.

     (ii) SOLE TRUSTEE. Party B has been validly appointed as trustee of the Trust and is presently the sole trustee of the Trust.

     (iii) NO PROCEEDINGS TO REMOVE. No notice has been given to Party B and to Party B's knowledge no resolution has been passed, or direction or notice has been given, removing Party B as trustee of the Trust.

     (iv) POWER. Party B has power under the Trust Deed to enter into this Agreement and the Security Trust Deed in its capacity as trustee of the Trust.

     (v) GOOD TITLE. Party B is the equitable owner of the Assets of the Trust and has power under the Trust Deed to mortgage or charge them in the manner provided in the Security Trust Deed, and, subject only to the Trust Deed, the Security Trust Deed and any Security Interest (as defined in the Trust Deed) permitted under the Security Trust Deed, as far as Party B is aware, those assets are free from all other Security Interests

(h)  In Section 3(c)

     (i)  delete the words AGENCY OR OFFICIAL; and

     (ii) in the third line, insert "materially" before the word AFFECT.

(i)  In section 4 add a new paragraph as follows:

     (f) CONTRACTING AS PRINCIPAL. Party A and DBAG will enter into all Transactions as principal and not otherwise and Party B will enter into all Transactions in its capacity as trustee of the Trust and not otherwise.

(j) In Section 6(d)(i), in the last line, insert IN THE ABSENCE OF MANIFEST ERROR after the word EVIDENCE.

(k) CONFIRMATIONS. Notwithstanding the provisions of Section 9(e)(ii), each Confirmation in respect of a Swap Transaction which is confirmed by electronic messaging system, an exchange of telexes or an exchange of facsimiles will be further evidenced by an original Confirmation signed by the parties, however any failure to sign an original Confirmation will not affect the validity or enforceability of any Swap Transaction.

(l)  (j) Section 12 is amended as follows:

     (i) in Section 12(a), insert and settlement instructions requiring payment to an entity other than the original counterparty after Section 5 or 6 in line 2.

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
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     (ii) Section 12(a)(iii) is replaced with:

           (iii) if sent by facsimile transmission, on the date a transmission report is produced by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this Section, unless the recipient notifies the sender within one Local Business Day of the facsimile being sent that the facsimile was not received in its entirety and in legible form.

(m)  Any reference to a:

     (i) SWAP TRANSACTION in the ISDA Definitions is deemed to be a reference to a "Transaction" for the purpose of interpreting this Agreement or any Confirmation; and

     (ii) TRANSACTION in this Agreement or any Confirmation is deemed to be a reference to a "Swap Transaction" for the purpose of interpreting the ISDA Definitions.

(n) The SEPTEMBER 1992 AUSTRALIAN ADDENDUM NO. 10 - (AS AMENDED IN MARCH 1994) NETTING TO SCHEDULE TO MASTER AGREEMENT OF INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC. is deemed to be incorporated in this Agreement, except that in the event of any inconsistency between that addendum and this Schedule or any Confirmation, the Confirmation or this Schedule shall take precedence.

(o) TRUST DEED means the Master Trust Deed dated 14 March 1998 as amended by the Crusade Global Trust No. 1 of 1999 Supplementary Terms Notice dated [*] 1999 between Party B, Party A and the Manager, and each of the following expressions shall have the meanings given to them in the Trust Deed:

           APPROVED BANK
           DESIGNATED RATING AGENCY
           FLOATING RATE LOAN
           HOUSING LOAN PRINCIPAL
           INSOLVENCY EVENT
           MASTER TRUST DEED
           NOTE
           PAYMENT DATE
           PURCHASED RECEIVABLE
           SECURITY TRUST DEED
           TRUST

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
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(p) TRUST DEED: The Parties acknowledge and agree that for the purposes of the Trust Deed, this Agreement is an HEDGE AGREEMENT and Party A and DBAG are SUPPORT FACILITY PROVIDERS.

(q)  Agreement by DBAG to act as Standby Basis Swap Provider:

     A new section 15 is added as follows:

     15.  STANDBY BASIS SWAP PROVIDER

     (a) For the purpose of this clause 15 the following additional definitions apply: (b)

          ACCEPTABLE ARRANGEMENT means an arrangement which each relevant Designated Rating Agency has confirmed, in writing will result in the avoidance or reversal of any Note Downgrade.

          ACCEPTABLE RATING means, at any time, that Party A's long term rating from S&P is not below A- and its short term rating from S&P is not below A-1.

          APPROVED BANK means a Bank which has a short-term rating of at least A-1+ (S&P), P-1 (Moody's) and F1+ (Fitch IBCA).

          CR means the amount calculated in accordance with the following formula:

          CR = MTM + VB

          where

          MTM means the mark-to-market value of the Swap. Party A must mark the swap to market and post collateral on a weekly basis, with a cure period of 3 Business Days. The mark-to-market value should reflect the higher of 2 bids from counterparties that will be eligible and willing to provide the swap in the absence of Party A.

          VB means the volatility buffer, being the relevant percentage calculated from the table below:

                                VOLATILITY BUFFER

          COUNTERPARTY   MATURITIES UP TO   MATURITIES UP TO    MATURITIES MORE
             RATING           5 YEARS           10 YEARS         THAN 10 YEARS

               A+              1.05               1.75                3.0

               A               1.35               2.45                4.5

               A-              1.5                3.15                6.0

          DOWNGRADE means DBAG's rating by a Designated Rating Agency has been withdrawn or reduced resulting in DBAG having:

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
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          (i) a long term rating of less than AA- by S&P and a short term credit rating of less than A-1+ by S&P;

          (ii)  a short term credit rating by Moody's of less than Prime-1; or

          (iii) a short term rating of less than F1+ by Fitch IBCA.

          MAJOR DBAG DOWNGRADe means a DBAG Downgrade resulting in DBAG having:

          (i) a long term credit rating by S&P of less than A- and a short term credit rating by S&P of less than A-1;

          (ii)  a short term credit rating by Moody's of less than Prime-2; or

          (iii) a short term credit rating by Fitch IBCA of less than F1.

          MINOR DBAG DOWNGRADE means any DBAG Downgrade which is not a Major DBAG Downgrade.

          NOTE DOWNGRADE means any actual or proposed withdrawal or downgrade of the ratings assigned to any Class of Notes by a Designated Rating Agency which results or would result in any rating assigned to that Class of Notes being less than that stipulated in clause 4.2(f) of the Supplementary Terms Notice.

          REPLACEMENT PROVIDER means:

          (i) where Party A notifies DBAG that it elects to replace itself as Basis Swap Provider, then a Replacement Swap Provider; or

          (ii) where Party A notifies DBAG that it elects to replace DBAG as Standby Basis Swap Provider, then a Replacement Standby Swap Provider.

          REPLACEMENT STANDBY SWAP PROVIDER means a party that has agreed to replace DBAG as Standby Basis Swap Provider and has a rating greater than or equal to:

          (i)   A-1+ by S&P;

          (ii)  F1+ by Fitch IBCA; and

          (iii) who is suitably rated such that its appointment as standby swap provider does not result in a Note Downgrade by Moody's.

          REPLACEMENT SWAP PROVIDER means a party that has agreed to replace Party A as Basis Swap Provider, and the appointment of which each Designated Rating Agency has confirmed, in writing, will not result in a Note Downgrade and which DBAG has approved in writing (which approval will not be unreasonably withheld).

          TIME STIPULATED means:

          (i)  where Party A has an Acceptable Rating, within 30 Business Days;
               and

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
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          (ii) where Party A does not have an Acceptable rating, within 5 Business Days.

(b) DBAG agrees that if Party A is obliged to make a payment under a Confirmation that DBAG has accepted or countersigned and DBAG receives notice from the Manager requiring DBAG to make that payment, DBAG will comply with that notice by making the payment specified in the notice. The Manager must give this notice to DBAG no later than 2.00 pm on the Payment Date.

(c) DBAG shall be obliged to make only one payment in respect of any one Confirmation.

(d) DBAG shall make such payment in full, without any set off, counterclaim or exercise of any similar right or defence, other than any netting permitted under this Agreement.

(e) If DBAG receives a notice under clause 15(b) on or before 2.00 pm (Sydney time) on a Business Day, it will make the payment, subject to clause 15(c), specified in that notice not later than 4.00 pm on that Business Day. If it receives a notice after 2.00 pm (Sydney time) on a Business Day it will make the payment, subject to clause 15(c), not later than 4.00 pm on the next Business Day.

(f)

     (i) DBAG's obligations under this clause 15 with respect to a Confirmation commence on the Effective Date (specified in such Confirmation) and terminate on the earlier of the date 364 days after the Effective Date (the EXPIRY DATE) and the date of the payment by DBAG under this clause 15 with respect to such Confirmation.

     (ii) If DBAG desires to extend the period for which it is obliged to make a payment under clause 15(b) beyond an Expiry Date and for a further period of 364 days, it shall give notice of that desire to Party A no later than 104 days before the Expiry Date. Unless Party A confirms that it will not agree to such extension before the date which is 90 days before the Expiry Date, Party A shall be deemed to have consented to the extension.

     (iii) Not later than 90 days before the Expiry Date, DBAG must, after receiving the consent of Party A under clause 15(f)(ii), notify Party A, Party B and the Manager (with a copy to the Designated Rating Agencies) that it extends the period for which it is obliged to make a payment under clause 15(b) until 364 days from the date of that notice. DBAG may make further extensions of the Expiry Date in accordance with this clause.

(g) If, at any time, DBAG is Downgraded and the downgrade constitutes a Minor DBAG Downgrade, Party A shall, within 30 days (or such greater

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
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     period as agreed by the relevant Designated Rating Agency), comply with clause 15(j).

(h) If at any time DBAG is Downgraded and the downgrade constitutes a Major DBAG Downgrade, Party A shall, within 5 Business Days (or such greater period as agreed by the relevant Designated Rating Agency) comply with clause 15(j).

(i) If DBAG does not extend its obligations under this Agreement under clause 15(f) and Party A receives notice from the Manager of a Note Downgrade, Party A shall, within the Time Stipulated after that notice comply with clause 15(j).

(j) Subject to clause 15(k), where Party A is required to comply with this clause 15(j) it shall, at its cost, and at its election do one of the following:

     (i) (CASH COLLATERALISE) deposit into a Swap Collateral Account and maintain in the Swap Collateral Account (whilst the relevant downgrade subsists) sufficient funds to ensure that the amount standing to the credit of the Swap Collateral Account is equal to the greater of the following (the CASH COLLATERAL AMOUNT):

          (A)  zero;

          (B)  CR; and

          (C) an amount acceptable to Moody's and Fitch IBCA and sufficient to ensure that the ratings given to the Notes by Moody's and Fitch IBCA are not adversely affected and that any Note Downgrade is avoided or reversed (as the case may be);

     (ii) (NOVATE) enter into an agreement novating this Agreement to a Replacement Provider proposed by any of Party A, Party B or the Manager which each Designated Rating Agency has confirmed will not result in a withdrawal or downgrade of any credit rating assigned, by it, to the Notes; or

     (iii) (OTHER ARRANGEMENTS) enter into or procure entry into any Acceptable Arrangement.

(k) Notwithstanding anything to the contrary in this clause 15, where a Downgrade as described in paragraph (i) of the definition of Downgrade, or a Note has occurred, a party entitled to elect a course of action under this clause 15 may only elect to cash collateralise under clause 15 (j) (i) if Party A has an Acceptable Rating.

(l) Where Party A is required to comply with clause 15(j) and fails to do so within the relevant time, DBAG shall, subject to clause 15(k), either:

     (i) deposit into, and maintain in, a Swap Collateral Account the Cash Collateral Amount in accordance with clause 15(j)(i);

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
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     (ii) procure, at its cost, a Replacement Provider and pay the costs of novating the relevant obligations to that Replacement Provider in accordance with clause 15(j)(ii); or

     (iii) at its cost, enter into or procure entry into an Acceptable Arrangement in accordance with clause 15(j)(iii).

(m) Where either DBAG or Party A procures a Replacement Provider in accordance with clause 15(j)(ii) or clause 15(l)(ii), each party to this Agreement shall do all things necessary to novate the relevant obligations to the Replacement Provider.

(n) If, at any time, DBAG's obligations under this Agreement are novated in accordance with clause 15(j)(ii) or clause 15(l)(ii) or any Acceptable Arrangement is entered into in accordance with clause 15(j)(iii) or clause 15(l)(iii) which results in DBAG being replaced as standby swap provider, DBAG shall be immediately entitled to any cash collateral amount which it has deposited in the Swap Collateral Account.

(o) If the Manager becomes actually aware of the occurrence of a DBAG Downgrade, the Manager shall notify Party A, DBAG or both of the occurrence of such a reduction.

(p) Where Party B has not established a Swap Collateral Account and either Party A or DBAG is required to deposit monies into a Swap Collateral Account, the Manager must direct Party B to establish, as soon as is practicable, and maintain, in the name of Party B an account with an Approved Bank which account shall be, for the purposes of this clause 15 the SWAP COLLATERAL ACCOUNT.

(q) All interest on the Swap Collateral Account will accrue and be payable [monthly] to the party which provides the relevant Cash Collateral Amount.

(r) Party B may only make withdrawals from the Swap Collateral Account if directed to do so by the Manager and then only for the purpose of:

     (i) novating obligations under this Agreement in accordance with clause 15(j)(ii) or clause 15(l)(ii) or entering into any other Acceptable Arrangement in accordance with 15(j)(iii) or clause 15(l)(iii);

     (ii) refunding to Party A or DBAG (whichever provided the relevant Cash Collateral Amount) the amount of any reduction in the Swap Collateral Amount, from time to time and providing the Designated Rating Agencies have confirmed, in writing, that such refund will not result in a Note Downgrade;

     (iii) withdrawing any amount which has been incorrectly deposited into the Swap Collateral Account;

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
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     (iv) paying financial institutions duty, bank accounts debit tax or other equivalent Taxes payable in respect of the Swap Collateral Account; or

     (v) funding the amount of any payment due to be made by Party A under this Agreement following the failure by Party A to make that payment.

(s)  DBAG's obligations under this clause 15 shall:

     (i)   survive the termination of this Agreement; and

     (ii) terminate upon Party A complying with its obligations (if any) under clause 15(j) or DBAG complying with its obligations under clause 15(l).

(t)  Where:

     (i)   Party A fails to comply with clause 15(j); and

     (ii)  DBAG fails to comply with clause 15(l),

           this shall constitute an Additional Termination Event and Party A shall be the Affected Party for this purpose.

(u) In consideration of DBAG agreeing to act as Standby Basis Swap Provider, Party B agrees to pay to DBAG quarterly in arrears a fee that accrues from day to day and is calculated at the rate of $25,000 per annum. This fee is payable on each Payment Date, subject to (and to the extent that funds are available under) the cashflow allocation methodology in the Supplementary Terms Notice.

(v) None of the above fees in this clause 15 are to be increased by reference to any applicable goods and services tax unless:

     (i) the parties to this Agreement agree (that agreement not to be unreasonably withheld); and

     (ii) the increase will not result in a Note Downgrade.

(w) In consideration of DBAG agreeing, at the request of Party A, to act as Standby Basis Swap Provider, Party A agrees to indemnify DBAG on demand against any loss, charge, liability or expense that DBAG may sustain or incur as a direct or indirect consequence of Party A failing to comply with its obligations under this Agreement, or the Manager requiring DBAG to make a payment under this Agreement.

     A new section 16 is added as follows:

          16. Trustee provisions

               (a) Each party other than Party B acknowledges and agrees that Party B has entered into this Agreement in its capacity as trustee of the Trust and in no other capacity. Clauses 1.2(p) and 30.16 of the Master Trust Deed apply to this Agreement as if set out in full,

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
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                    with references to Deed being construed as references to Agreement. Clause 16 of the Security Trust Deed shall apply to govern Party A's priority to money received from the sale of Trust Assets or other enforcement of the Charge under the Security Trust Deed (each as defined in the Security Trust
                    Deed).

               (b)  Nothing in paragraph (a) limits Party A in:

                    (i) obtaining an injunction or other order to restrain any breach of this agreement by Party B;

                    (ii)  obtaining declaratory relief; or

                    (iii) in relation to its rights under the Security Trust
                          Deed.


               (c) Except as provided in paragraphs (a) and (b), Party A shall not:

                    (i) (JUDGMENT) obtain a judgment for the payment of money or damages by Party B

                    (ii) (STATUTORY DEMAND) issue any demand under s459E(1) of the Corporations Law (or any analogous provision under any other law) against Party B;

                    (iii) (WINDING UP) apply for the winding up or
                          dissolution of Party B;

                    (iv) (EXECUTION) levy or enforce any distress or other execution to, on or against any assets of Party B;

                    (v) (COURT APPOINTED RECEIVER) apply for the appointment by a court of a receiver to any of the assets of Party B;

                    (vi) (SET-OFF OR COUNTERCLAIM) exercise or seek to exercise any set-off or counterclaim against Party B; or

                    (vii) (ADMINISTRATOR) appoint, or agree to the
                          appointment, of any administrator to Party B, or take proceedings for any of the above and Party A waives its rights to make those applications and take those proceedings.


IN WITNESS WHEREOF the parties have executed this schedule on the respective dates specified below with effect from the date specified on the first page of this document.

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
BASIS SWAP                                                 ALLEN ALLEN & HEMSLEY
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ST.GEORGE BANK LIMITED


By:                                          By:
    ---------------------------------            ------------------------------


Name:                                        Name:
      -------------------------------             -----------------------------


Title:                                       Title:
      -------------------------------              ----------------------------


Date:                                        Date:
     --------------------------------              ----------------------------


AXA TRUSTEES LIMITED


By:                                          By:
    ---------------------------------            ------------------------------


Name:                                        Name:
      -------------------------------             -----------------------------


Title:                                       Title:
      -------------------------------              ----------------------------


Date:                                        Date:
     --------------------------------              ----------------------------


CRUSADE MANAGEMENT LIMITED


By:                                          By:
    ---------------------------------            ------------------------------


Name:                                        Name:
      -------------------------------             -----------------------------


Title:                                       Title:
      -------------------------------              ----------------------------


Date:                                        Date:
     --------------------------------              ----------------------------

ISDA SCHEDULE TO THE MASTER AGREEMENT FOR
BASIS SWAP                                                 ALLEN ALLEN & HEMSLEY
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DEUTSCHE BANK AG, SYDNEY


By:                                          By:
    ---------------------------------            ------------------------------


Name:                                        Name:
      -------------------------------             -----------------------------


Title:                                       Title:
      -------------------------------              ----------------------------


Date:                                        Date:
     --------------------------------              ----------------------------

To:               AXA Trustees Limited as trustee of the Crusade Global Trust
                  No 1 of 1999
Attention:        Philip Maddox

Copy to:          Deutsche Bank AG, Sydney
Attention:        Glenn McDowell

Copy to:          Crusade Management Limited
Attention:        Roger Desmarchelier

From:             St.George Bank Limited

Date:             XXXX

Subject:          CONFIRMATION OF BASIS SWAP
                  Reference No: Crusade Global Trust. Issue No. 1 of 1999

The purpose of this letter is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This letter constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as supplemented by the 1998 Supplement) (each as published by the International Swap and Derivatives Association, Inc) or in the Trust Deed (as defined in the master Agreement) are incorporated in this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated XXX as amended and supplemented from time to time (the "Agreement") between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Notional Amount:               In the case of the Floating Rate Payer,
                                    on each Quarterly Payment Date equal
                                    to the Housing Loan Principal for all
                                    Purchased Receivables minus the Housing Loan
                                    Principal for all Fixed Rate Loans as
                                    calculated on the first day of the
                                    calendar quarter to which that Quarterly
                                    Payment Date relates.

     Trade Date:                    [22] September 1999.

     Effective Date:                [22] September 1999.

     Termination Date:              [22] September 2000 (subject to adjustment
                                    in accordance with the Modified Following
                                    Business Day Convention). The Transaction may be renewed for a further 364 days with the agreement of the parties.

     Reset Dates:                   The Effective Date and then each Mortgage
                                    Rate Payment Date / Floating Rate Payment
                                    Date.

     Quarterly Payment              15th days of November, February, May and
     Dates:                         August.

MORTGAGE RATE AMOUNTS

     Mortgage Rate:                 At a Reset Date, the Mortgage Rate is the
                                    variable mortgage rate then applicable to the Floating Rate Loans as set by the Servicer.

     Mortgage Rate Payer:           AXA Trustees Limited as trustee of the
                                    Crusade Global Trust No. 1 of 1999 ("Party
                                    B").

     Mortgage Rate                  Each Quarterly Payment Date, up to and
     Payer Payment                  including the last Quarterly Payment Date on
     Dates:                         or prior to the Termination Date.  The first
                                    Payment Date will be 15th November 1999.
                                    This is subject to adjustment in accordance with the Modified Following Business Day
                                    Convention.

     Mortgage Rate                  All Finance Charge Collections (as defined
     Payments:                      in the Supplementary Terms Notice),
                                    other than Finance Charge Collections for Fixed Rate Loans and excluding Finance
                                    Charge Collections specified in paragraphs
                                    (b)(ii) - (ix) inclusive and (c), provided that Party B is not obliged to pay any amount which is attributable to any Break
                                    Payment which is due by, but not received from, on Obligor or any Loan Offset Interest
                                    Amount which is due by, but not received from, the Approved Seller, and the failure by Party Bto pay that amount will not be an Event of Default.


     Mortgage Rate Day              Actual / 365 (fixed).
     Count Fraction:

     Designated                     90 days (except for the Initial Calculation
     Maturity:                      Period in which case the Designated Maturity
                                    is 60 days).

     Spread:                        Nil.

FLOATING AMOUNTS

     Floating Rate:                 AUD-BBR-BBSW (based on the average rate for
                                    the relevant Reset Date and the 2
                                    immediately proceeding business days).

     Floating Rate                  St.George Bank Limited ("Party A").
     Payer:

     Floating Rate                  Each Quarterly Payment Date, up to and
     Payment Dates:                 including the last Quarterly Payment Date,
                                    on or prior to the Termination Date. The first Payment Date will be 15th November
                                    1999. This is subject to adjustment in
                                    accordance with the Modified Following
                                    Business Day Convention.

     Floating Rate                  (Floating Rate + Spread) x Notional Amount
     Payment                        x number of days in the relevant quarter
                                    / 365.

     Floating Rate                  Each Floating Rate Payment Date.
     Reset Dates:

     Floating Rate Day              Actual / 365 (fixed).
     Count Fraction:

     Designated                     90 days (except for the first period in
     Maturity:                      which case the Designated Maturity is 60
                                    days).

     Spread:                        1.67% p.a.

     Netting of                     Applicable.
     Payments:

     Compounding:                   Inapplicable.

     Business Days:                 Sydney.

     Calculation Agents:            Crusade Management Limited.

PAYMENTS TO THE FLOATING RATE PAYER

     Account for                    St.George Bank Limited
     Payment in AUD:                St.George Bank Limited
                                    Level 12, 55 Market St
                                    Sydney, NSW 2000

                                    Swift Code:      SGBL AU 25

                                    Sort Code:       RTGS-MM
                                    BSB:             112-601

PAYMENTS TO THE MORTGAGE RATE PAYER

     Account for                    AXA Trustees Limited ATF
     Payment in AUD:                The Crusade Global Trust No 1 of 1999
                                    Account CrusadeEuro
                                    St.George Bank Limited, Sydney Treasury
                                    Branch.

PAYMENTS TO DBAG (as Standby Basis Swap provider) (IF APPLICABLE)

     Account for                    Deutsche Bank AG Sydney

     Payment in AUD:                XXXX

The office of the Mortgage Rate Payer for the Swap Transaction is Melbourne, and the Office of the Floating Rate Payer for the Swap Transaction is Sydney.

PLEASE NOTIFY US IMMEDIATELY SHOULD THE PARTICULARS OF THIS CONFIRMATION NOT BE IN ACCORDANCE WITH YOUR UNDERSTANDING.

PLEASE QUOTE OUR REFERENCE ON ALL CORRESPONDENCE.

Regards,


Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the enclosed copy of this confirmation and returning it to us.

Confirmed as of date first written:
For and on behalf of
DEUTSCHE BANK AG, SYDNEY


 ..............................................  ................................
Name:                                           Name:
Title:                                          Title

Confirmed as of date first written:
For and on behalf of
AXA TRUSTEES LIMITED
(as trustee of the Crusade Global Trust No. 1 of 1999)


 ..............................................  ................................
Name:                                           Name:
Title:                                          Title